For period ending April 30, 2002

File number 811-06281								Exhibit 77D and 77Q1(b)



UBS LIR Government Securities Fund

         	During the reporting period, UBS LIR Government Securities Fund's investment policies were changed to require the fund, under normal circumstances, to invest at least 80% of its net assets in U.S. government securities, including government securities subject to repurchase agreements.




UBS LIR Treasury Securities Fund

         	During the reporting period, UBS LIR Treasury Securities Fund's investment policies were changed to require the fund, under normal circumstances, to invest at least 80% of its net assets in securities issued by the U.S. Treasury.




For period ending April 30, 2002

File number 811-06281								Exhibit 77Q1(a)



CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
LIQUID INSTITUTIONAL RESERVES

         The undersigned, being Vice President and Assistant Secretary of Liquid Institutional Reserves (Trust), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Establishment and Designation of Classes
Certificate dated June 17,1992 (as previously amended on May 9, 2001), which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on February 13, 2002, and that the amendment will become effective on April 8, 2002:

	RESOLVED, that pursuant to Section 8 of Article VIII of the Amended and Restated Declaration of Trust, the Establishment and Designation of Classes Certificate dated June 17, 1992 (as previously amended on May 9, 2001), which was a prior amendment to the Amended and Restated Declaration of Trust dated
April 26, 1991, be, and it hereby is, amended to change the names of the Series of the Trust from Brinson LIR Money Market Fund, Brinson LIR Government Securities Fund and Brinson LIR Treasury Securities Fund to UBS LIR Money Market Fund, UBS LIR Government Securities Fund and UBS LIR Treasury Securities Fund, respectively.



Dated: February 15, 2002
         			/s/ Keith A. Weller_____
								Keith A. Weller
							Vice President and Assistant Secretary


New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


         				/s/ Evelyn DeSimone_________
								Notary Public